SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                             EARTHSHELL CORPORATION
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                             EARTHSHELL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JULY 21, 2005

      The 2005 Annual Meeting of Stockholders of EarthShell Corporation (the "Company") will be held at the Hotel Andalucia, located at 31 W. Carrillo Street, Santa Barbara, California on July 21, 2005 at 10:00 a.m. Pacific Daylight Time, for the purposes of:

            (1) Electing six directors to serve until the 2006 annual meeting of stockholders and until their successors are elected and have qualified;

            (2) Transacting such other business as may properly come before the meeting and at any adjournment or postponement thereof.

      The Board of Directors has fixed the close of business on May 25, 2005 as the record date for the determination of stockholders who are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. You are cordially invited to attend the meeting in person. Whether or not you expect to attend, please sign and date the enclosed proxy and return it as promptly as possible in the enclosed self-addressed, postage-prepaid envelope. If you attend the Annual Meeting and wish to vote in person, your proxy will not be used as long as you have notified the Secretary in writing of your intention to revoke your proxy before it has been voted.

      If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement and proxy card are enclosed. If you received your annual meeting materials via e-mail, the e-mail contains voting instructions and links to the annual report and the proxy statement on the Internet, which are both available at www.proxyvote.com.

      You will note from the enclosed proxy materials that our co-founder, Essam Khashoggi, has decided not to seek re-election to the Board of Directors this year. Mr. Khashoggi will continue to be available to the Company in the future as needed. The Company wants to take this opportunity to express its appreciation for all of the contributions of Mr. Khashoggi during the past years and particularly for supporting the Company through its critical stages of development.

                                       By Order of the Board of Directors

                                       /s/ D. Scott Houston
                                       D. Scott Houston
                                       Secretary

Santa Barbara, California

                             EARTHSHELL CORPORATION

                             ----------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 21, 2005

      This Proxy Statement is furnished to the stockholders of EarthShell Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2005 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hotel Andalucia, 31 W. Carrillo Street, Santa Barbara, California, at 10:00 a.m. Pacific Daylight Time, on July 21, 2005, and at any and all adjournments or postponements thereof. This Proxy Statement and the form of proxy will be mailed on or about June 29, 2005 to all stockholders entitled to vote at the Annual Meeting.

      The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors and officers of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or telegraph. The Company will request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company has retained the services of U.S. Stock Transfer Corporation to assist in the solicitation of proxies from brokerage houses, banks and other custodians or nominees holding stock in their names for others.

Record Date and Voting

      On May 25, 2005, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, the Company had 18,435,4542 shares of common stock, par value $0.01 per share ("Common Stock"), outstanding. Presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions or broker non-votes are counted for purposes of determining the presence of a quorum for transaction of business. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes are shares which are represented at the Annual Meeting which a broker or nominee has indicated it does not have discretionary authority to vote. A broker non-vote will generally have the effect of a negative vote.

      Each such share of Common Stock is entitled to one vote on all matters properly brought before the meeting. The vote of a plurality of the shares cast in person or by proxy is required to elect a nominee for director. With respect to the election of each director at the Annual Meeting, each holder of Common Stock is entitled to vote the number of shares owned by such stockholder. The nominees who receive the greatest number of votes shall be elected to fill the vacancies on the Board. Stockholders are not permitted to cumulate their shares of Common Stock for the purpose of electing directors or otherwise.

      Simon K. Hodson and D. Scott Houston, the persons named as proxy holders on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in that capacity. Mr. Hodson is a director of the Company.

      Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked in writing before they are voted) will be voted at the Annual Meeting FOR the nominees named below for election as directors. With respect to any other business, which may properly come before the Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders. Under the Company's Bylaws, stockholder proposals and nominations for persons for elections to the Board, other than those made by or at the direction of the Board, may be made at the Annual Meeting only pursuant to a timely notice in writing delivered or mailed to the Secretary of the Company at the Company's offices at 3916 State Street, Suite 110, Santa Barbara, California 93105 not later than the tenth day following the first public announcement of the Annual Meeting. A stockholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting, provided that, in accordance with the Company's Bylaws, the stockholder has delivered to the Secretary a written notice of the stockholder's intention to revoke the proxy and vote in person prior to the voting of the proxy.

                              ELECTION OF DIRECTORS

      The Board of Directors of the Company is currently comprised of seven members, four of whom will be standing for re-election and three of whom will not be standing for re-election. Two new director nominees have been nominated to replace those directors who are not standing for re-election. The Board of Directors plans to continue to search for another candidate who can be nominated to sit on the Board as an independent director. All directors are elected each year at the annual meeting of stockholders. In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the nominees designated below to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and qualified. The Board of Directors expects that each of the nominees will be available to serve as a director. If any nominee should become unavailable for election, the shares of Common Stock represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the proxy holders. Each of the nominee directors have been nominated by the Board of Directors.

      The following table sets forth the name and age of each director nominated for election at the Annual Meeting, the year the director was first elected and his or her position with the Company:

Name                            Age     Position                                                     Director Since
----                            ---     --------                                                     --------------

Simon K. Hodson..........       50      Vice Chairman of the Board and Chief Executive Officer            1992
Hamlin M. Jennings.......       57      Director                                                          2003
Walker Rast..............       69      Director                                                          2003
Michael C. Gordon........       69      Director nominee                                                  2005
D. Scott Houston.........       50      Director nominee and Chief Financial Officer                       --
Vincent J. Truant .......       57      Director nominee, President and Chief Operating Officer            --

----------
The following is a biographical summary of the experience of each of the director nominees and those current directors who are not standing for re-election:

Director Nominees

      Simon K. Hodson has served as Vice Chairman of the Board and Chief Executive Officer of the Company since its organization in November 1992. Additionally, Mr. Hodson served as President of the Company from May 1999 until May 2002, and previously from December 1995 until May 1996. Mr. Hodson has also served as President and Vice Chairman of E. Khashoggi Industries, LLC ("EKI") and its predecessor entity since its organization in June 1991 and as President and Vice Chairman of Concrete Technology Corporation ("CTC") since August 1987. Mr. Hodson was President of National Cement & Ceramics Laboratories, Inc., a company previously engaged in materials science research, from June 1990 through 1995. He is a co-inventor of a number of U.S. and foreign patented inventions, all belonging to EKI.

      Hamlin M. Jennings has served as a Director of the Company since January 2003. Since 1987, Dr. Jennings has been a Professor in the Civil and Environmental Engineering Department and the Materials Sciences and Engineering Department at Northwestern University. In 2002, he assumed the Chairmanship of the Civil and Environmental Engineering Department. Prior to his appointment at Northwestern, Dr. Jennings worked at the National Institute of Standards and Technology, Imperial College London, and the University of Cape Town. He is a fellow of the Institute of Materials in the United Kingdom and Fellow of the American Ceramic Society. Additionally, Dr. Jennings is owner and President of Evanston Materials Consulting Corporation, founded in 1997, which specializes in cement-based materials and coatings. Dr. Jennings holds 12 patents, is the associate editor of two journals and has published over 120 scientific papers.

      Walker Rast has served as a Director of the Company since September 2003. Mr. Rast is currently a business consultant and a member of the Educational Foundation Board of the University of South Carolina and a member of the Advisory Board of the College of Engineering and Information Technology. From 1994 to the present, Mr. Rast was a founding member and major stockholder in two startup companies using technology jointly developed with the University of South Carolina. One company has developed sea and inland water purification with zero waste discharge. The other is developing a new method for hydrogen production. From 1987 to 1994, Mr. Rast was a member of the Executive Board of Directors of Royal Packaging Industries Van Leer, a worldwide packaging company based in the Netherlands. From 1979 to 1987, Mr. Rast was Chairman and CEO of Keyes Fibre Company (now known as The Chinet Company), first an operating group of Arcata Corporation and then of Royal Packaging Industries Van Leer. Mr. Rast held various domestic and international executive positions with Van Leer and Arcata Corporation for over ten years, and was previously with U.S. Gypsum Corporation for eleven years.

      Michael C. Gordon was appointed to the Board of Directors in June 2005. Mr. Gordon is currently the Director of SEC Services for Gumbiner Savett Inc., Certified Public Accountants and Business Advisors. From 1990 through 2001, Mr. Gordon was an audit partner with BDO Seidman, where he was in charge of the audit department of the Los Angeles office. From 1977 to 1990, he was an audit partner with Laventhol and Horwath where he was also in charge of the audit department of the Los Angeles office. Prior to 1977, he was an audit partner with Arthur Young & Company. Mr. Gordon has over forty years of public accounting, SEC, and financial reporting experience. The Board of Directors has determined that Mr. Gordon qualifies as an "audit committee financial expert" as that term is defined in Item 401(h)(2) of Regulation S-K in the Securities Exchange Act of 1934. Mr. Gordon is serving as Chairman of the Audit Committee.

      D. Scott Houston has served as the Company's Chief Financial Officer since October 1999, and the Company's Secretary since December 1999. From January to October 1999, Mr. Houston served as Senior Vice President of Corporate Planning and Assistant Secretary. From July 1993 until January 1999, Mr. Houston served as Chief Financial Officer. From August 1986 until joining the Company, he held various positions with EKI and its affiliates, including Chief Financial Officer and Vice President of CTC from 1986 to 1990. From 1984 to 1986, Mr. Houston operated Houston & Associates, a consulting firm. From July 1980 until September 1983, Mr. Houston held various positions with the Management Information Consulting Division of Arthur Andersen & Co., an international accounting and consulting firm.

      Vincent J. Truant has served as the Company's President and Chief Operating Officer since May 15, 2002. From March 2001 to May 2002, Mr. Truant served as Senior Vice President and Chief Marketing Officer. From October 1999 to March 2001, and from March 1999 to October 1999, respectively, he served as Senior Vice President and as Vice President of Marketing, Environmental Affairs and Public Relations, and from April 1998 to March 1999 as Vice President of Marketing and Sales. During a prior 15-year tenure at Sweetheart Cup Company ("Sweetheart"), Mr. Truant served as Vice President and General Manager for the National Accounts Group and the McDonald's Corporation Strategic Business Units. Before joining Sweetheart, Mr. Truant was engaged in both domestic and international marketing assignments for Philip Morris Inc. and its subsidiary, Miller Brewing Company, as well as Eli Lilly & Company.

Retiring Directors

Essam Khashoggi, John Daoud, and Layla Khashoggi have served as directors since the Company's inception in November 1992 but are not standing for re-election.

      Essam Khashoggi has served as Chairman of the Board of the Company since its organization in November 1992. Mr. Khashoggi has also served as Chief Executive Officer of EKI and its predecessor entity, E. Khashoggi Industries, since its organization in June 1991. Mr. Khashoggi has served as a director and officer of a number of domestic and foreign companies engaged in licensing, manufacturing, real estate, marketing and design and he has served as a Trustee for the University of California Santa Barbara Foundation.

      John Daoud has served as Secretary of the Company from October 1996 through December 1999 and as the Assistant Secretary of the Company from June 1993 until October 1996. Mr. Daoud has also served as the Chief Financial Officer and Secretary of EKI and its predecessor entity since its organization in June 1991 and as the Manager and Principal Officer of Condas International, LLC and its predecessor from 1987 through October 2003. Since 1972, Mr. Daoud has advised Mr. Khashoggi and his affiliated entities on certain financial matters both in an individual capacity as well as Manager and Principal Officer of Condas International, LLC and its predecessor.

      Layla Khashoggi has been a member of the Management Committee of EKI since October 1997 and a Director of CTC for the past five years. Mrs. Khashoggi has served as Chairman of the Development Committee and as an Executive Committee member of the Board of Laguna Blanca School, Site Council Member and Co-Chairman of the Budget Committee of San Marcos High School, Executive Committee member and Chairman of the Marketing Committee of the Santa Barbara Zoo Board, and member of the Board of Trustees of the Santa Barbara Public Education Foundation. Mrs. Khashoggi is Essam Khashoggi's spouse.

Director Nominating Process

      The Board's policy with respect to director nominations is to assess the appropriate size of the Board, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board considers various potential candidates for director. The Board also considers properly submitted stockholder nominations for candidacy for director.

      The Board utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Board through its current members, stockholders or other persons. These candidates are evaluated at regular or special meetings, and may be considered at any point during the year. In evaluating all nominees, the Board considers a variety of criteria, including business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with the Company's interests

      Any stockholder nominations proposed for consideration by the Board should include the nominee's name and qualifications for Board membership and should be addressed to EarthShell Corporation, 3916 State Street, Suite 110, Santa Barbara California 93105, Attention: Board of Directors. Following verification of the stockholder status of persons recommending candidates to the Board, recommendations are aggregated and considered by the Board at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Board.

Committees of the Board of Directors

      The Board maintains five standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Stock Option Committee and the Conflicts Committee. The Company does not have a standing Nominating Committee, as the Board believes that the process is best conducted by the entire Board of Directors. Therefore, the Board performs the functions of the nominating committee and the Company does not have a written charter for such a committee. Director nominees are recommended to the full Board by Management with the full Board nominating the candidates for directors. The committees are presently comprised of the following directors:

      Executive                    Audit                    Compensation
      Committee                  Committee                    Committee
---------------------       -------------------       -------------------------

Mr. Khashoggi (chair)       Mr. Gordon (chair)        Mr. Khashoggi (chair)
Mr. Daoud                   Mr. Rast                  Mrs. Khashoggi
Mr. Hodson                  Dr. Jennings              vacancy

           Stock Option                                   Conflicts
             Committee                                    Committee
-----------------------------------            --------------------------------

Mr. Khashoggi (chair)                          Dr. Jennings (chair)
vacancy                                        Mr. Rast
                                               vacancy

Executive Committee

      The Executive Committee held frequent meetings in 2004, and at times took action by unanimous written consent in lieu of meetings. The primary function of the Executive Committee is to perform all of the duties otherwise vested in the Board of Directors when the Board is not in session, except for the following matters which have not been delegated to the Executive Committee: (1) declaring cash or stock dividends or distributions to stockholders of the Company; (2) taking action on matters otherwise specifically delegated to other committees of the Board of Directors; (3) amending or repealing the Certificate of Incorporation or Bylaws of the Company, or adopting new ones; (4) approving a plan of merger, acquisition or divestiture or sale, lease or exchange of substantially all of the business, properties or assets of the Company; (5) authorizing or approving the issuance or sale of shares of stock of the Company;
(6) authorizing the Company to perform or make a contract or commitment that requires a financial commitment by the Company exceeding the applicable amount budgeted under the operating budget or capital budget approved by the Board of Directors, if such contract or commitment, together with any other such contract or commitment, involves a payment by the Company of more than $1 million in the aggregate; and (7) electing or removing officers, directors or members of any committee of the Board of Directors. The Executive Committee functions according to a written charter.

Compensation Committee

      The Compensation Committee held 2 meetings in 2004. The functions of the Compensation Committee include: (1) reviewing and recommending to the Board of Directors the annual base salary, bonus and other benefits for each of the senior executive officers of the Company; (2) reviewing and commenting on new executive compensation programs that the Company proposes to adopt; (3) periodically reviewing the results of the Company's executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance; (4) helping to ensure that a significant portion of executive compensation is reasonably related to the long-term interests of the stockholders; (5) participating in the preparation of certain portions of the Company's annual proxy statement; (6) hiring a compensation expert to provide independent advice on compensation levels, if necessary; and (7) helping to ensure that the Company undertakes appropriate planning for management succession and advancement. The Compensation Committee operates according to a written charter.

Audit Committee

      The Audit Committee held 4 meetings in 2004. The Company's Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee charter, last amended on March 26, 2003, outlines the functions of the Audit Committee, which include: (1) engaging an accounting firm to act as the Company's independent external auditor (the "Auditor"); (2) determining the Auditor's compensation, the proposed terms of its engagement, its independence from the Company and its performance during each year of its engagement; (3) reviewing the Company's annual financial statements and significant disputes, if any, between management of the Company and the Auditor that arise in connection with the preparation of those financial statements; (4) reviewing the results of each external audit; (5) reviewing the procedures employed by the Company in preparing published quarterly financial statements and related management commentaries; (6) reviewing any major changes proposed to be made in auditing and accounting principles and practices in connection with the Company's financial statements; (7) reviewing the adequacy of the Company's internal financial controls; and (8) if the Company appoints a Director of Internal Audit, meeting periodically with that person to evaluate compliance with the foregoing duties.

      The Company's audit committee is to be comprised of at least three independent Directors. Mr. Gordon serves as chairman of the Audit Committee. The Board of Directors has determined that Mr. Gordon is an "audit committee financial expert" as that term is defined in Item 401(h)(2) of Regulation S-K in the Securities Exchange Act of 1934. The committee is currently comprised of Mr. Gordon, Dr. Hamlin Jennings and Mr. Walker Rast, each of whom are independent directors within the meaning of the National Association of Securities Dealers' listing standards.

Stock Option Committee

      The Stock Option Committee held 2 meetings in 2004. The Stock Option Committee is responsible for administering the Company's 1994 Stock Option Plan and 1995 Stock Incentive Plan (the "Plans") including, without limitation, the following: (1) adopting, amending and rescinding rules relating to the Plans;
(2) determining who may participate in the Plans and what awards may be granted to such participants; (3) granting awards to participants and determining the terms and conditions thereof, including the number of shares of Common Stock issuable pursuant to the awards; (4) determining the terms and conditions of options automatically granted to directors pursuant to the Plans; (5) determining whether and the extent to which adjustments are required pursuant to the anti-dilution provisions of the Plans; and (6) interpreting and construing the Plans and the terms and conditions of any awards granted thereunder.

Conflicts Committee

The Conflicts Committee held 2 meetings in 2004. The functions of the Conflicts Committee include reviewing potential related party or conflict of interest transactions to (1) determine whether each such transaction is on at least as favorable terms to the Company as might be available from other third parties,
(2) determine whether such transactions are reasonably likely to further the Company's business activities and interests, (3) determine whether the process by which the decision to enter into such transactions was approved or ratified and is fair, (4) help ensure that all such transactions are disclosed in the Company's filings with the Securities and Exchange Commission as necessary and
(5) if necessary, retain an independent expert to determine the advisability of the Company's entering into such transactions, and to determine fair terms for such transactions. The Conflicts Committee operates according to a written charter.

Board and Committee Attendance and Compensation

      In 2004 the Board of Directors held 14 meetings. All directors attended at least 75% of the Board meetings and the meetings of the committees on which they served.

Independent Auditors

      The Company has selected Farber & Hass LLP as its auditors for fiscal year 2005. Representatives from Farber & Hass LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

      The Audit Committee pre-approved the engagement of Farber & Hass LLP to provide both audit and tax services for the fiscal year ended December 31, 2004, including the quarterly reviews for the three quarters of 2004. Farber & Hass LLP provided no other audit services, audit-related services, tax services or permitted non-audit services for and during the fiscal year ended December 31, 2004 except for the statutory audit of the Company's benefit plan for the year ended December 31, 2003 and the analysis of the Company's net operating loss carry forward. The Audit Committee adopted a pre-approval policy relating to audit services for all audit-related services, tax services and non-audit services to be performed by its auditors from 2004 onward.

      During the fiscal years ended December 31, 2004 and 2003, the following audit, audit-related, tax and other fees were incurred by the Company:

      Audit Fees. For the year ended December 31, 2004, Farber & Hass LLP charged the Company an aggregate of approximately $ 78,600 for professional services rendered for the 2004 audit of the Company's financial statements and the review of the financial statements included in the Company's quarterly reports on Form 10-Q for the three quarters of 2004. For the year ended December 31, 2003, Farber & Hass LLP charged the Company an aggregate of $59,710 for professional services rendered for the 2003 audit of the Company's financial statements and the review of the financial statements included in the Company's quarterly reports on Form 10-Q for the quarters ended June 30, 2003 and September 30, 2003. In addition, the Company paid to Deloitte & Touche, LLP, the Company's prior independent public accountants, an aggregate of approximately $16,800 for professional services rendered in connection with the inclusion of their audit opinions related to the 2002 and 2001 audits in the Company's December 31, 2003 Form 10-K and the review of the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

      Audit-Related Fees. During the year ended December 31, 2004, the Company incurred no fees for services related to Farber & Hass LLP's review of the Company's financial statements included in various SEC documents that are not included in "Audit Fees", and Farber & Hass LLP charged the Company $4,500 for benefit plan statutory audits. During the year ended December 31, 2003, the Company incurred fees of $28,750 for assurance and related services related to Deloitte & Touche, LLP's review of the Company's financial statements included in various SEC documents that are not included in "Audit Fees", and Farber & Hass LLP charged the Company $6,500 for benefit plan statutory audits.

      Tax Fees. During the year ended December 31, 2004, the Company incurred fees of $6,400 for Farber & Hass LLP's preparation of its tax returns. During the year ended December 31, 2003, the Company incurred fees of $16,243 to Deloitte & Touche, LLP for tax return preparation.

      All Other Fees. During the year ended December 31, 2003, the Company engaged Deloitte & Touche, LLP to analyze the performance of certain manufacturing equipment the Company had installed in Germany for a fee of $16,487.

Audit Committee Report

      The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the internal control system. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

      In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors, and has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with them their independence from the Company and its management. The Audit Committee has further considered whether, and determined that, the independent auditors' provision of non-audit services to the Company is compatible with the firm's independence.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Dr. Hamlin Jennings
Mr. Walker Rast

      The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

Compensation of Directors

      Under a compensation plan based on a study conducted by SCA Consulting LLC, the Board pays to each non-employee director an annual retainer fee of $20,000, payable quarterly, plus a fee of $1,000 for each regular meeting attended in person. Committee chairpersons receive an additional $1,000 per year. All of the directors, except for Mr. Hodson, are currently considered to be non-employee directors of the Company.

      The 1995 Stock Incentive Plan provides that each non-employee Director automatically be granted options to purchase 2,083 shares of the Company's Common Stock, effective at the conclusion of each annual meeting. All such stock options (i) vest ratably at 25% at the end of each calendar quarter following the grant, provided the director holding the options continues to serve as a director at the end of each such quarter, and (ii) have an exercise price equal to the "fair market value" of the underlying shares, which is defined in the 1995 Stock Incentive Plan as the closing trading price on the day before such annual meeting.

      In April 2004, based on the financial condition of the Company, the Board of Directors unanimously agreed to defer the payment of the director fees discussed above until such time as the financial condition of the Company improves. Certain of the deferred directors' fees have been paid subsequent to December 31, 2004. As of June 15, 2005, the Company had outstanding accrued and unpaid directors' fees of approximately $110,000. In June 2005, the Board granted to each of the Company's non-employee Directors who have served during the past year 10,000 restricted shares of the Company's common stock

      In June, 2005, Mr. Gordon was appointed to the Board to fill the vacancy created by the resignation of Dr. Roland. Mr. Gordon received an initial grant of 10,000 restricted shares of the Company's common stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of each class of the Company's voting securities as of June 2, 2005, by (i) each person or company known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares, (ii) each director of the Company, or any nominee for directorship, (iii) each of (a) the Chief Executive Officer of the Company, (b) the Company's executive officers as of December 31, 2004 and (c) two additional individuals who were not executive officers as of the year ended December 31, 2004 (each, a "Named Executive Officer"), and (iv) all directors and Named Executive Officers of the Company as a group.

                                                            Percentage of Shares
                                       Number of Shares of    of Common Stock
         Name and address (1)            Common Stock         Outstanding (2)

Essam Khashoggi (3)                       7,664,449              39.25%
Simon K. Hodson (4)                           4,500                  *
John Daoud (5)                               37,077                  *
Layla Khashoggi (6)                           9,894                  *
Hamlin Jennings (7)                           4,513                  *
Walker Rast (8)                               1,562                  *
Vincent J. Truant (9)                        37,083                  *
D. Scott Houston (10)                        44,120                  *
John Nevling (11)                             2,916                  *
Michael Gordon                                    0                  *
Directors and Named Executive
   Officers as a group                    7,806,114              39.70%
E. Khashoggi Industries, LLC (12)         6,720,891              34.43%

----------
*     Indicates ownership of less than 1%.

(1) The address of all individuals, entities and stockholder groups listed in the table is c/o EarthShell Corporation, 3916 State St. Suite 110, Santa Barbara, California 93105.

(2) Applicable percentage of ownership is based on 18,435,452 shares of common stock outstanding as of June 2, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of June 2, 2005, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 2, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table does not include options that are subject to certain milestones that have not yet been accomplished.

(3) Includes 5,637,558 shares held by EKI and 715,436 shares held by EKINVESCO, the controlling owner of each being Mr. Khashoggi. Includes 218,228 shares held by other entities, including CTC, in which Mr. Khashoggi also has a controlling ownership interest. Also includes fully exercisable options to purchase 9,894 shares of Common Stock issued by the Company to Mr. Khashoggi and warrants held by EKI to purchase 1,083,333 shares of Common Stock of the Company. Mr. Khashoggi has sole voting and dispositive power with respect to all shares referenced in this note, and is therefore deemed to be the beneficial owner of such shares.

(4) Mr. Hodson holds a minority ownership interest in EKI and CTC. This does not include any of the shares held by EKI

(5) Includes options to purchase 25,000 shares of Common Stock from EKI which were granted to Mr. Daoud in his capacity as an officer of EKI, and options to purchase 12,077 shares of Common Stock granted under the 1995 Stock Incentive Plan, all of which are fully vested and exercisable.

(6) Includes options to purchase 9,894 shares of Common Stock granted under the 1995 Stock Incentive Plan which are fully vested and exercisable, but does not include the shares held by her husband, Mr. Khashoggi.

(7) Includes options to purchase 4,513 shares of Common Stock granted under the 1995 Stock Incentive Plan which are fully vested and exercisable.

(8) Includes options to purchase 1,562 shares of Common Stock granted under the 1995 Stock Incentive Plan which are fully vested and exercisable.

(9) Includes options to purchase 32,917 shares of Common Stock granted under the 1995 Stock Incentive Plan which are fully vested and exercisable.

(10) Includes options to purchase 42,037 shares of Common Stock granted under the 1995 Stock Incentive Plan which are fully vested and exercisable.

(11) Includes options to purchase 2,916 shares of Common Stock granted under the 1995 Stock Incentive Plan which are fully vested and exercisable.

(12) Includes all of the shares owned and issuable under stock options and warrants which are reflected in this table as attributable to Mr. Khashoggi.

                               EXECUTIVE OFFICERS

      The following table sets forth the names, ages and positions of each of the Company's executive officers. Subject to rights under applicable employment agreements, executive officers of the Company serve at the pleasure of the Board of Directors.

Name                            Age     Position                                                     Officer Since
----                            ---     --------                                                     -------------

Simon K. Hodson..........       50      Vice Chairman of the Board and Chief Executive Officer           1992
D. Scott Houston.........       50      Chief Financial Officer and Secretary                            1993
Vincent J. Truant........       57      President and Chief Operating Officer                            1998

----------

      For a biographical summary of the experience of Messrs. Hodson, Houston and Truant, please refer to the summaries of Directors' experience provided above.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth certain information with respect to the compensation of the Named Executive Officers. The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the periods set forth below.

                           Summary Compensation Table

                                                                                              Long Term Compensation
                                                           Annual Compensation                        Awards
                                             ------------------------------------------------ ------------------------
                                Fiscal year                                   Other Annual     Securities Underlying
        Name and                  Ended          Salary           Bonus       Compensation            Options
    Principal Position          December 31        ($)             ($)          ($)(1)                 (#)
Simon K. Hodson                   2004         $500,000(2)     $     --          2,750                400,000
   Vice Chairman of the Board     2003          500,000              --          2,250                 41,667(4)
   and Chief Executive Officer    2002          500,000              --          2,500                 41,667(5)

Vincent J. Truant                 2004          350,000              --          2,625                 50,000
   President and Chief            2003          350,000              --          3,063                 20,833(4)
   Operating Officer              2002          321,875(3)           --          2,844                 29,167(5)

D. Scott Houston (6)              2004          327,200              --          3,590                 50,000
   Chief Financial Officer        2003          327,200              --          2,454                 20,833(4)
   and Secretary                  2002          327,200              --          2,419                 26,667(5)

John B. Nevling (7)               2004          116,363              --          2,677                 50,000
   V.P. Product Management        2003          104,565              --          3,135                     --
   and Environmental Affairs      2002          101,000              --          3,030                     --

Michael P. Hawks (8)              2004          110,000              --             --                 35,000
   Principal Accounting Officer   2003           60,849              --             --                  4,167
                                  2002               --              --             --                     --

----------
(1) Reflects payments under the Company's 401(k) plan. The Company provides various perquisites to its executives which, in accordance with SEC regulations, are not itemized because their value is less than 10% of an executive's salary.

(2) Includes $141,667 deferred salary. (See Employment Agreements and Arrangements)

(3) Reflects a mid-year salary adjustment effective May 16, 2002 as a result of Mr. Truant's becoming President of the Company on that date.

(4) This option grant is only exercisable upon the successful completion of a sale of the Company.

(5) This option grant is only exercisable at such time as the share price of the volume weighted average price of the common stock of the Company shall be at or above $36 per share for at least 90 days.

(6) Includes $142,222 deferred salary in 2004 and $7,200 in car allowance payments made to Mr. Houston in 2002, 2003, and 2004. (See "Employment Agreements and Arrangements")

(7) Mr. Nevling was not considered to be an executive officer of the Company. He resigned from his position with the Company in March 2005 and his options expired 30 days following his resignation.

(8) Mr. Hawks resigned from his position with the Company in October 2004 and his options expired 30 days following his resignation. He was a temporary employee through an agency through June 30, 2003. In addition to his salary for the remainder of 2003, the Company paid the agency $68,547 in fees for his services from January 1 - June 30, 2003.

Stock Option Grants in 2004

      The following table sets forth information with respect to options to purchase shares of the Company's Common Stock granted in 2004 to the Named Executive Officers:

                                                                                           Potential Realizable Value at
                                                                                             Assumed Rates of Stock
                                                                                            Appreciation for Option Term
                                                       Individual Grants                                (1)
                                      ------------------------------------------      ------------------------------------------
                                        Number of     % of Total
                                         Shares        Options
                                       Underlying     Granted to      Exercise
          Name and                      Options        Employees        Price         Expiration
     Principal Position               Granted (2)       in 2004      (per share)         Date              5%            10%
----------------------------          ----------      -----------    -----------      -----------   ------------   -------------
Simon K. Hodson                        400,000           52.5%        $    0.75         6/25/2014   $    488,668   $    778,123
      Vice Chairman of the
      Board and Chief
      Executive Officer

Vincent J. Truant                       50,000            6.6%        $    0.75         6/25/2014   $     61,084   $     97.265
      President and Chief
      Operating Officer

                                        50,000(3)         6.6%        $    0.75         6/25/2014   $     61,084   $     97.265
D. Scott Houston
      Chief Financial Officer
      and Secretary

John Nevling                            50,000(4)         6.6%        $    0.75(4)                            --             --
      Vice President of Product
      Management and
      Environmental Affairs

Michael Hawks                           35,000(4)         4.6%        $    0.75(4)                            --             --
      Principal Accounting
      Officer

----------
(1) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. In each case, the Company would use the market price of the Common Stock on the date of grant to compute the potential realizable values. All options granted in 2004 were granted at the then existing market price of $0.75 per share.

(2) Except for Mr. Houston, the options granted to executives in 2004 become vested and exercisable upon the completion by the Company of certain key milestones, including 1) that the Company's plates and bowls are supplied by a licensee to a customer at a level equivalent to the level that would be required by 1,500 Wal Mart stores for a consecutive period of no less than three months, and 2) the product supply economics must be consistent with the License Agreement between EarthShell and the Licensee including royalty structure.

(3) The options granted to Mr. Houston become vested and exercisable upon 1) resolution of all past due payables for not more than $800,000, and 2) a resolution of all pending litigation related to payables.

(4) When initially granted, these options had an expiration date of June 25, 2014, but expired early 30 days following the date of resignation.

Aggregated Option Exercises In 2004 and 2004 Year-End Option Values

      The following table sets forth for the Named Executive Officers information with respect to options exercised, unexercised options and year-end option values, in each case with respect to options to purchase shares of the Company's Common Stock.

                                                                   Number of Securities           Value of Unexercised
                                                                  Underlying Unexercised        In-The-Money Options at
                                                                Options at Fiscal Year End               Fiscal
                                                                           2004                    Year End 2004 (1)
                                     Shares                 ------------------------------   ---------------------------
           Name and                Acquired on    Value
      Principal Position             Exercise    Realized    Unexercisable   Exercisable     Unexercisable  Exercisable
      ------------------           -----------   --------    -------------   -----------     -------------  -----------
Simon K. Hodson                         --         --          483,334            --           $680,000         --
      Vice Chairman of the
      Board and Chief
      Executive Officer

Vincent J. Truant                       --         --          100,000        32,917           $ 85,000         --
      President and Chief
      Operating Officer

D. Scott Houston                        --         --           97,500        42,037            $ 85,00         --
      Chief Financial Officer
      and Secretary

John Nevling                            --         --           50,000         2,916           $ 85,000         --
      Vice President of Product
      Management and
      Environmental Affairs

Michael Hawks                           --         --               --            --                 --         --
      Principal Accounting
      Officer

----------
(1) The market price of the Company's common stock at December 31, 2004 was $2.45.

Employment Agreements and Arrangements

      Simon Hodson currently does not have a written employment agreement with the Company. His previous employment agreement expired on September 30, 2001. Mr. Hodson receives an annual salary of $500,000, subject to annual review and increase at the discretion of the Board of Directors. He may also be entitled to receive (i) an annual bonus, the amount of which is determined by the Compensation Committee and (ii) options or other rights to acquire Common Stock, under terms and conditions determined by the Stock Option Committee or the full Board of Directors, as appropriate. Mr. Hodson may be terminated at any time with or without cause. In order to conserve cash until the Company is able to establish its royalty revenue stream, Mr. Hodson agreed to a 40% deferral of base salary effective April 16, 2004 resulting in the deferral of $141,667 for the year ended December 31, 2004.

      D. Scott Houston entered into a written employment agreement with the Company on October 19, 1993. Mr. Houston receives an annual salary of $320,000, subject to annual review and increase at the discretion of the Board of Directors. He may also be entitled to receive (i) an annual bonus, the amount of which is determined by the Compensation Committee and (ii) options or other rights to acquire Common Stock, under terms and conditions determined by the Stock Option Committee or the full Board of Directors, as appropriate. Mr. Houston may be terminated at any time, with or without cause, upon thirty (30) days notice. In order to conserve cash until the Company is able to establish its royalty revenue stream, Mr. Houston voluntarily agreed to a 75% deferral of base salary resulting in cash compensation of $80,000 per year effective April 16, 2004. As of October 16, 2004, the cash portion of Mr. Houston's salary was adjusted to $213,333 per year. Total deferred compensation for the year ended December 31, 2004 was $142,222 and as of May 31, 2005 was $186,667.

      Vincent J. Truant entered into an employment agreement with the Company with a commencement date of May 1, 1998. From time to time, Mr. Truant has received salary increases and incentive stock options as determined by the Compensation and Options Committees of the Board of Directors or the full Board of Directors, as appropriate. Effective May 15, 2002, the Board increased Mr. Truant's salary to $350,000 in connection with his new responsibilities as President and Chief Operating Officer. Mr. Truant may also be entitled to receive (i) an annual bonus in an amount equal to one year's base salary, provided certain financial and other milestones determined by Mr. Truant and the Compensation Committee are met by Mr. Truant and the Company and, in the event such milestones are not met, or are significantly exceeded, such other lesser or greater bonus as the Compensation Committee shall determine, and (ii) options or other rights to acquire Common Stock, under terms and conditions determined by the Stock Option Committee or the full Board of Directors, as appropriate. Pursuant to the terms of his employment agreement, Mr. Truant may be terminated at any time, with or without cause, upon thirty (30) days written notice, provided that, if the Company terminates Mr. Truant's employment for other than cause, he will be entitled to receive a one-time severance payment equal to 100% of his then-current annual base salary.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% beneficial owners are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 that they file. Based solely upon the Company's review of the copies of such forms it has received, and certain other information available to it, to the best of the Company's knowledge:

      EKI, a 10% beneficial owner, did not timely file one report reporting three conversions of debt. The conversions of debt were reported on November 15, 2004.

      Mr. Khashoggi did not timely file one report reporting the gift of shares of Common Stock to each of his three children and one report reporting three conversions of debt by EKI, an affiliate of Mr. Khashoggi, described above. The gift was reported on May 20, 2005 and the conversions of debt by EKI were reported on November 10, 2004.

      Mrs. Khashoggi did not timely file one report reporting her husband's gift of shares of Common Stock reported above and one report reporting three conversions of debt by EKI, an affiliate of Ms. Khashoggi, described above. The gift was reported on May 20, 2005 and the conversions of debt by EKI were reported on November 10, 2004.

Compensation Committee Interlocks and Insider Participation

      All decisions relating to executive compensation during 2004 were made by the Company's Compensation Committee, which was comprised of Mr. Khashoggi, Mrs. Khashoggi and, until February 2, 2005 when he resigned, Dr. Roland or the Board of Directors, as appropriate. None of the members of the Compensation Committee were officers of the Company in 2004. Mr. Khashoggi is the controlling stockholder of EKI, the Company's principal stockholder with whom the Company has certain relationships and related transactions described below. Mr. Khashoggi is the beneficial owner of 39.25% of the Common Stock of the Company.

      The Company has an exclusive, worldwide, royalty-free license in perpetuity to use and license the EKI technology to manufacture and sell disposable, single-use containers for packaging or serving food or beverages intended for consumption within a short period of time (less than 24 hours).

      On July 29, 2002, the Company entered into an amendment to its Amended and Restated License Agreement with EKI for the license described above (the "License Agreement") expanding the field of use for the EarthShell technology to include noodle bowls used for packaging instant noodles, a worldwide market that the Company estimates to be approximately $1 billion. Because the noodle bowl development was made at no cost to EarthShell and is an incremental field of use, EarthShell agreed to pay to EKI 50% of any royalty or other consideration it receives in connection with the sale of products within this particular field of use.

      In addition, on July 29, 2002 the Company entered into a License & Information Transfer Agreement with bio-tec Biologische Naturverpackungen GmbH & Co. KG and bio-tec Biologische Naturverpackungen Forschungs und Entwicklungs GmbH, together known as "Biotec", a wholly owned subsidiary of EKI, to utilize Biotec's technology for foodservice disposable packaging applications, including food wraps and cutlery (the "Biotec Agreement"). EKI had previously granted to the Company priority rights to license certain product applications on an exclusive basis from Biotec in consideration for the Company's payment of a $100,000 minimum monthly payment to Biotec. In addition, in consideration of the monthly payment, Biotec agreed to render technical services to the Company at Biotec's cost plus 5%. The licensing fee and services arrangements continued under the Biotec Agreement. Under the terms of the Biotec Agreement, Biotec is entitled to receive 25% of any royalties or other consideration that the Company receives in connection with the sale of products utilizing the Biotec technology, after applying a credit for all minimum monthly payments received to date. In connection with the issuance of the Company's 2% secured convertible debentures (the "2006 Debentures"), Biotec agreed to subordinate the licensee fee payments due from EarthShell until the debentures were retired.

      During this period, the license fees due to Biotec were accrued. In September of 2004, as part of an overall restructuring of its debt, EarthShell and Biotec entered into an agreement to convert $1.475 million of the $2.475 million of accrued license fees as of September 1, 2004, plus accrued interest into 491,778 shares of EarthShell common stock and to eliminate, for two years, the $100,000 per month minimum license fee. In December 2004, the agreement was amended and EarthShell paid to Biotec $125,000, leaving a balance owing of $875,000. During 2002 and January 2003, EKI made a series of loans to the Company totaling approximately $5.8 million. In connection with the issuance and sale in March 2003 of the 2006 Debentures to a group of institutional investors, EKI agreed to subordinate the repayment of these loans to the payment in full of the Company's obligations under the 2006 Debentures. In addition, EKI and Biotec agreed to subordinate certain payments referenced above to which they were otherwise entitled under the License Agreement and the Biotec Agreement to the satisfaction in full of the Company's obligations under the 2006 Debentures. They further agreed not to assert any claims against the Company for breaches of the License Agreement or the Biotec Agreement until such time as the Company's obligations under the 2006 Debentures were satisfied in full. EKI and Biotec also agreed to allow the Company to pledge its interest in the License Agreement to secure its obligations under the 2006 Debentures, and certain additional concessions were made by EKI and Biotec to permit the Company greater flexibility in selling its rights under the License Agreement and the Biotec Agreement to third parties in an insolvency context. These rights terminated upon the satisfaction in full of the obligations under the 2006 Debentures in October 2004. In consideration for its willingness to subordinate the payments and advances that were owed to it, the Company issued to EKI in March 2003 a warrant to acquire 83,333 shares of the Company's common stock at a price of $6.00 per share with a ten year term.

      In October 2004, in connection with the settlement of the March 2006 Debentures, EKI converted all of its outstanding loans to EarthShell ($2,755,000) into unregistered common stock at $3 per share and $532,644 of accumulated interest at $4 per share for a total of 1,051,494 shares received by EKI. As of December 31, 2004, the loans from EKI to EarthShell had all been retired. In May 2005, an additional 44,387 shares were issued to EKI pursuant to a 90 day price protection clause, which provided for an adjustment in the effective conversion price of the interest portions of the EKI loans from $4 per share to $3 per share.

      Under the terms of the License Agreement and an Amended and Restated Agreement for the Allocation of Patent Costs between the Company and EKI, any patents granted in connection with the EarthShell technology are the property of EKI, and EKI may utilize and/or license the patents and related technology in a manner or for uses unrelated to the license granted to the Company in the foodservice disposables field of use. Effective January 1, 2001, rather than reimbursing EKI for patent costs, EarthShell assumed direct responsibility to manage and maintain the patent portfolio underlying the License Agreement with EKI and continues to pay directly all relevant costs.

      In July 2002, the Company extended a loan in the amount of $55,000 to Mr. Vincent Truant, President and Chief Operating Officer. The loan, which bore interest at 7% per annum, was due upon demand by the Company. In May 2005, the Compensation Committee of the Board of Directors approved a bonus to Mr. Truant equal to the total principal amount and accrued interest, and the note was cancelled.

      In May 2005, the Company granted a warrant to EKI to purchase 1million shares of the Company's common stock at $3 per share in consideration of EKI's continued support of the Company since its inception, including providing bridge loans at below market terms from time to time. The warrant expires in May of 2015.

                          COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Board of Directors of EarthShell Corporation is pleased to present its annual report on executive compensation. This report describes the function of the Compensation Committee, the objectives of the Company's executive compensation program, the various components of compensation, and explains the basis upon which 2004 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company, including the Named Executive Officers, with the exception of Mr. Nevling, who was not an executive officer of the Company, and Mr. Hawks, who was not an executive officer of the Company as of the end of its 2004 fiscal year.

Compensation Committee Charter

      The Compensation Committee is charged with the following responsibilities:

      o reviewing and recommending to the Board of Directors the annual base salary, bonus and other benefits for the senior executive officers of the Company;

      o reviewing and commenting on new executive compensation programs that the Company proposes to adopt;

      o periodically reviewing the results of the Company's executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance;

      o helping to ensure that a significant portion of executive compensation is reasonably related to the long-term interests of the stockholders;

      o participating in the preparation of certain portions of the Company's annual proxy statement;

      o if necessary, hiring a compensation expert to provide independent advice on compensation levels; and

      o helping to ensure that the Company undertakes appropriate planning for management succession and advancement.

Compensation Components

      The Company's executive compensation program consists of a mixture of base salary, cash bonuses and stock options. In determining the mix and total amount of compensation for each executive officer, the Compensation Committee subjectively considers each executive's overall value to the Company including past and expected contributions by the executive to the Company's goals. In addition, the Compensation Committee strives to balance short-term and long-term incentive compensation to achieve desired results.

      Shortly following the Company's initial public offering in March 1998, anticipating that it would be hiring several new executives as part of its next stage of development, the Company commissioned SCA Consulting LLC ("SCA"), a Los Angeles based executive compensation consulting firm, to update its executive compensation strategy and total pay structure. As part of its assignment, SCA developed a study of the compensation practices of newly public, development stage companies. The Compensation Committee references this study as it administers each of the three components of its executive compensation program to ensure that its compensation practices are competitive and that the overall compensation package appropriately attracts, motivates, rewards, and retains key employees with outstanding abilities.

      Base Salary. The Company has historically determined base salary for its executives based on qualifications, job requirements and competitive market salaries that such qualifications and job requirements command. As the Company grows, it will continue to rely on peer group competitive compensation practices to remain consistent and competitive in its compensation practices.

      Salaries for executives are reviewed by the Compensation Committee on an annual basis and may be adjusted based upon their assessment of the individual's contribution to and financial growth of the Company as well as competitive pay levels. The Compensation Committee made no executive salary adjustments in 2004. In order to conserve cash until the Company is able to establish its royalty revenue stream, Mr. Hodson and Mr. Houston agreed to a 40% and 75% deferral in base salary, respectively, effective April 16, 2004. In October 2004, Mr. Houston's deferred salary percentage was changed to 33%.

      The Company paid base compensation to Mr. Vincent Truant, President and Chief Operating Officer, in the amount of $350,000 for his services to the Company during 2004. Mr. D. Scott Houston, Chief Financial Officer and Secretary received base compensation during 2004 of $327,200, of which, Mr. Houston received $ 184,978 in cash payments and $142,222 was deferred, as described above. The base salary figures for Mr. Houston include a $7,200 car allowance.

      Bonus. Bonuses may be granted for a fiscal year after the financial results for that fiscal year become available. The Compensation Committee meets to consider annual bonuses for each executive based on individual performance as well as overall financial results of the Company for the year. There is no plan requiring that bonuses be paid. However, pursuant to their employment agreements, certain executive officers may be entitled to receive an annual bonus, the actual amount of which is determined in the sole discretion of the Compensation Committee.

      The Compensation Committee also may consider bonus compensation in light of the accomplishment of specific milestones developed by management in support of the annual strategic plan.

      In determining whether to grant management bonuses for 2004, the Compensation Committee considered both individual performance as well as the Company's overall performance. Although the Compensation Committee noted several significant individual and Company achievements during the year, in light of the delays the Company has experienced in commercializing the Company's technology as well as the financial condition of the Company, the Compensation Committee determined that no bonuses for 2004 would be granted.

      Stock Options. The Stock Option Committee believes that significant equity interests in the Company in the form of stock options held by the Company's management serve to align the interests of the executive management team with those of stockholders. The Stock Option Committee may grant stock options and restricted stock to executives and other key employees of the Company pursuant to the 1995 Stock Incentive Plan, or may recommend that the Board of Directors do so, as appropriate. In June 2004, prior to Mr. Roland resigning from the Board and the Stock Option Committee, the Committee granted the Named Executive Officers fully vested stock options issued under the 1995 Stock Incentive Plan at the then-current market price exercisable only upon successful completion of certain milestones that are critical to the long-term success of the Company. The option grants were as follows:

                               Stock Options
Simon K. Hodson                   400,000
Vincent Truant                    50,000
D. Scott Houston                  50,000
Michael Hawks                     35,000
John Nevling                      35,000

      The stock options granted are reflected in the Stock Options Grant table.

      The Stock Option Committee will continue to consider various methods to provide additional incentives to management and employees of the Company, including granting additional stock options and/or restricted stock or recommending that the Board of Directors do so, as appropriate. In determining the grants of stock options and restricted stock, the Stock Option Committee will take into account, among other things, the respective scope of responsibility and the anticipated performance requirements and contributions to the Company of each proposed award recipient as well as the amounts of prior grants.

Compensation to Chief Executive Officer in 2004

      The Compensation Committee meets annually to evaluate the Chief Executive Officer's performance and to review the Chief Executive Officer's compensation. A founder of the Company and co-innovator of the EarthShell technology, Mr. Simon K. Hodson has been a driving force in making the Company - as a corporation and as a new packaging concept - a reality. His concern for the environment, coupled with his visionary leadership and commitment, has helped the Company achieve its current state of development.

      In reviewing Mr. Simon Hodson's compensation, the Compensation Committee considers his principal responsibilities, which include providing overall vision and strategic direction for EarthShell, attracting and retaining highly qualified employees and developing and maintaining key customer and capital relationships.

      Mr. Hodson received a base compensation of $500,000 during 2004. This amount was based on the Compensation Committee's assessment that Mr. Hodson is uniquely qualified to lead the Company through its early development stages to initial commercialization. The Board determined that his vision for the Company, both from a technical and business viewpoint, continues to be pivotal in bringing the Company to the point of commercializing its first product lines. Based in part on the foregoing, the Compensation Committee concluded that the $500,000 base salary compensation was appropriate for 2004.

      In order to conserve cash until the Company is able to establish its royalty revenue stream, Mr. Hodson agreed to a 40% deferral of his base salary, effective April 16, 2004. In June 2005, the portion of Mr. Hodson's 2004 salary which had been deferred was paid.

      In determining Mr. Hodson's 2004 annual bonus, the Compensation Committee considered both Mr. Hodson's individual performance as well as that of the Company overall. Although the Compensation Committee noted several significant achievements during the year, in light of the delays the Company has experienced in commercializing the Company's technology as well as the financial condition of the Company, the Compensation Committee determined that no bonus for 2004 would be granted.

      On June 25, 2003, Mr. Hodson was granted 10-year, fully vested options to purchase 400,000 shares of Common Stock at the then-current market value, exercisable only after the completion of certain milestones that are critical to the long-term success of the Company.

      Mr. Hodson owns a minority profits interest in EKI, the Company's majority stockholder.

Deductibility of Executive Compensation

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of compensation over $1 million to certain executive officers unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company's stockholders. The Company did not pay any compensation in 2003 that would be subject to Code Section 162(m). The Compensation Committee intends to establish policies regarding qualification of compensation under Section 162(m) of the Code to the extent it considers such policies appropriate.

Submitted by the Company's Compensation Committee

Mr. Khashoggi
Mrs. Khashoggi

                             STOCK PERFORMANCE GRAPH

      The graph below compares the cumulative total return on the Company's Common Stock for the last five fiscal years to the total cumulative return on the S&P 500 Index and the Dow Jones Containers & Packaging Industry Group Index
(USA). The comparison assumes $100 was invested in the Company's common stock and the indexes on December 31, 1999 and assumes reinvestment of dividends before consideration of income taxes.

      The stock performance depicted in the graph below is not necessarily indicative of future performance. The Stock Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into a filing under the Securities Act or Exchange Act.

                                 [GRAPH OMITTED]

                  12/31/99  12/31/2000  12/31/2001  12/31/2002  12/31/2003 12/31/2004
EarthShell Index   100.0       31.1        48.5        14.1         3.6       4.9
   S&P 500 Index   100.0       89.9        78.1        59.9        75.7      82.5
   Dow Jones CTR   100.0       63.9        79.3        84.5        99.6     117.5


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      All relationships and related transactions reported in this Annual Report are described under the caption "Compensation Committee Interlocks and Insider Participation."

                                  OTHER MATTERS

      Submission of Stockholder Proposals for Next Year's Annual Meeting. Stockholders interested in presenting a proposal for consideration at the Company's 2006 annual meeting of stockholders may do so by following the procedures prescribed by Rule 14a-8 under the Securities Act of 1934 and the Company's Bylaws. To be eligible for inclusion in the proxy statement and proxy card, stockholder proposals must be received by the Company's Secretary at the Company's offices at 3916 State St., Suite 110, Santa Barbara, California 93105 no later than March 8, 2006. Stockholders who intend to present a proposal at the 2006 annual meeting, without including such proposal in the Company's proxy statement, must provide the Company's Secretary with written notice of such proposal in accordance with the Company's Bylaws (not less than 90 days in advance of such meeting or, if later, the tenth day following the first public announcement of the date of the meeting).

      Other Matters. The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. Other business may properly come before the meeting, and in that event it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters unless such proxy contains instructions to the contrary.

      Communications with the Board of Directors / Board Attendance. Any stockholder interested in communicating with members of the Board of Directors, any of its directors, or any of its committees may send written communications to EarthShell Corporation, 3916 State St., Suite 110, Santa Barbara, California 93105, Attention: Board of Directors. Communications received in writing are forwarded to the Board of Directors, the appropriate committee, or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Chairman of the Board has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. Directors are encouraged to attend the Annual Meeting. Last year all of the directors attended this meeting.

      Annual Report. The Company's Annual Report to Stockholders, including the Company's audited financial statements for the year ended December 31, 2004, is being mailed herewith to all stockholders of record. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A. SUCH REQUESTS SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT 3916 STATE ST., SUITE 110, SANTA BARBARA, CALIFORNIA 93105.

      ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                       By Order of the Board of Directors

                                       /s/ D. Scott Houston
                                       D. Scott Houston
                                       Secretary

Santa Barbara, California
June 30, 2005

                             EARTHSHELL CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

      The undersigned stockholder of EarthShell Corporation, a Delaware corporation, acting under the Delaware General Corporation Law, hereby constitutes and appoints Simon K. Hodson and D. Scott Houston, and each of them, proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders of said corporation to be held on July 21, 2005, at 10:00 a.m. Pacific Daylight Time, at the Hotel Andalucia, 31 W. Carrillo Street, Santa Barbara, California, and at any adjournments or postponements thereof in connection therewith to vote and represent all of the shares of common stock of said corporation which the undersigned would be entitled to vote, as follows:

(1)   ELECTION OF DIRECTORS

           |_|  FOR ALL NOMINEES  |_|  WITHHOLD AUTHORITY FOR ALL NOMINEES

           |_|  FOR ALL EXCEPT  (See instructions below)

           If you wish to withhold authority to vote for any individual nominee, mark "FOR ALL EXCEPT" and strike a line through the nominee's name in the list below for whom you wish to withhold authority:

                SIMON K. HODSON                    D. SCOTT HOUSTON
                HAMLIN M.  JENNINGS                VINCENT J. TRUANT
                WALKER RAST
                MICHAEL C. GORDON

      (2) OTHER BUSINESS: In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             EARTHSHELL CORPORATION

      Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS NAMED ON THE OTHER SIDE HEREOF AND AS A GRANT OF AUTHORITY TO VOTE ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

      The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement relating to the meeting.


------------------------------              --------------------------------
              Date                                   Signature

                                            --------------------------------
                                              Signature (if held jointly)

                                         Please sign your name exactly as it
                                         appears on this proxy. When signing as
                                         an attorney, executor, administrator,
                                         trustee or guardian, please give your
                                         full title as such.

          WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN,
           DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID
                               ENVELOPE PROVIDED.

      I/we plan |_| do not plan |_| to attend the stockholders meeting.